


<ARTICLE>           UT
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Statement of Income and the Consolidated Statement of Cash Flows
for the period March 12, 1999 through September 30, 1999 and the Consolidated
Balance Sheet as of September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                                       1,000

<PERIOD-TYPE>                                             Other
<FISCAL-YEAR-END>                                            DEC-31-1999
<PERIOD-START>                                               MAR-12-1999
<PERIOD-END>                                                 SEP-30-1999
<BOOK-VALUE>                                                 Per-Book
<TOTAL-NET-UTILITY-PLANT>                                      2,478,418
<OTHER-PROPERTY-AND-INVEST>                                      639,815
<TOTAL-CURRENT-ASSETS>                                           286,582
<TOTAL-DEFERRED-CHARGES>                                       1,757,078
<OTHER-ASSETS>                                                   102,677
<TOTAL-ASSETS>                                                 5,264,570
<COMMON>                                                       1,727,651
<CAPITAL-SURPLUS-PAID-IN>                                        155,533
<RETAINED-EARNINGS>                                              119,886
<TOTAL-COMMON-STOCKHOLDERS-EQ>                                 1,836,163
<PREFERRED-MANDATORY>                                            151,598
<PREFERRED>                                                       31,759
<LONG-TERM-DEBT-NET>                                           1,532,425
<SHORT-TERM-NOTES>                                                     0
<LONG-TERM-NOTES-PAYABLE>                                              0
<COMMERCIAL-PAPER-OBLIGATIONS>                                    89,115
<LONG-TERM-DEBT-CURRENT-PORT>                                    215,635
<PREFERRED-STOCK-CURRENT>                                              0
<CAPITAL-LEASE-OBLIGATIONS>                                            0
<LEASES-CURRENT>                                                       0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                                 1,407,875
<TOT-CAPITALIZATION-AND-LIAB>                                  5,264,570
<GROSS-OPERATING-REVENUE>                                        961,885
<INCOME-TAX-EXPENSE>                                              77,348 <F1>
<OTHER-OPERATING-EXPENSES>                                       795,022
<TOTAL-OPERATING-EXPENSES>                                       795,022
<OPERATING-INCOME-LOSS>                                          166,863
<OTHER-INCOME-NET>                                                95,418
<INCOME-BEFORE-INTEREST-EXPEN>                                    71,445
<TOTAL-INTEREST-EXPENSE>                                          76,305
<NET-INCOME>                                                     119,886
<PREFERRED-STOCK-DIVIDENDS>                                        6,327 <F2>
<EARNINGS-AVAILABLE-FOR-COMM>                                    119,886
<COMMON-STOCK-DIVIDENDS>                                               0
<TOTAL-INTEREST-ON-BONDS>                                         65,174
<CASH-FLOW-OPERATIONS>                                            47,511
<EPS-BASIC>                                                          0
<EPS-DILUTED>                                                          0

<F1>  This includes all Income Taxes and is not part of operating expenses in this schedule or on the statement of income, but is deducted before net income.
<F2>  Preferred stock dividends are included in fixed charges on this schedule and in the statement of income.  They are shown for this tag as a memo.



